UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

May 22, 2014

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2014, the Board of Directors (the “Board”) of Cadista Holdings Inc. (the “Company”) adopted amendments to the Company’s Bylaws to effectuate the following:

A. Provide that the number of directors that will constitute the Company’s whole board of Directors will be that exact number as the Company’s Board of Directors shall fix from time to time, by resolution, rather than specifying that the number of directors on the Board shall be eight (subject to certain exceptions) as the Bylaws provided prior to the amendment;

B. Change the total number of directors that constitute a quorum for the transaction of business from a majority of the total number of directors, as the Bylaws provided prior to the amendment, to at least one-third (1/3) of the total number of directors fixed by the Board of Directors by resolution (provided that if the number of directors fixed by the Board of Directors by resolution is six (6) or less, then at least one-half (1/2) of the total number of directors fixed by the Board of Directors shall constitute a quorum);

C. Delete references to an expired Stockholders Agreement;

D. Delete a provision providing for an increase in the number of directors of the Company by directors or stockholders by amendment to the Bylaws, as this section was inconsistent with the amendment described in Paragraph A above.

A copy of the Company’s Bylaws, as amended effective May 22, 2014, are attached to this Form 8-K as Exhibit 3.1.

Pursuant to the Company’s Bylaws as amended, the Company’s Board of Directors adopted a resolution setting the number of directors constituting the Company’s entire Board of Directors at six (6).

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Bylaws of Cadista Holdings, Inc., as amended effective May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

	By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date: May 23, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Cadista Holdings, Inc., as amended effective May 22, 2014